Exhibit 10.30

Invesco Ltd.
1331 Spring Street NW
Atlanta, GA 30309
Telephone +1 404 479 1095
www.invesco.com

December 8, 2023

Gregory McGreevey

Dear Greg:

This letter amends the letter agreement (the “Agreement”), dated February 14, 2023, between you and Invesco Ltd. and its subsidiaries (collectively, the “Company”) regarding your retirement from the Company in the following respects effective as of the date hereof.

Paragraph 5 of the Agreement is hereby amended in its entirety to read as follows:

5.    As of January 2, 2024, you will receive accelerated vesting of all your unvested time-based restricted stock awards. As of April 15, 2024, you will receive accelerated vesting of all your unvested performance-based equity awards (with vesting being at 100% of the performance criteria). Both vesting events will include the awards made in respect of calendar year 2022 referenced in Paragraph 3 above.

Please sign and return this letter to my attention at your earliest convenience.

Sincerely,
/s/ Jeffrey Kupor

Jeffrey Kupor
Senior Managing Director and General Counsel
Invesco Ltd.

I hereby acknowledge that I understand and agree to the terms herein.

Gregory McGreevey

Signature:    /s/ Gregory McGreevey

Date:         12/10/2023